Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

Michael F. Cronin, CPA

687 Lee Road, Ste 210

Rochester, NY 14606

407-754-7027

email mikecpa@aol.com

CONSENT OF INDEPENDENT AUDITORS

August 3, 2006

The	Board of Directors

China Media Networks International, Inc.

We consent to incorporation by reference in the Form SB-2 Registration Statement and related prospectus of Medical Solutions Management Inc. (f/k/a China Media Networks International, Inc.), of our report dated February 27, 2006 relating to the consolidated balance sheet of China Media Networks International, Inc. and its subsidiary as of December 31, 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2005 which report appears in the Annual Report on Form 10-KSB of China Media Networks International, Inc., and to the reference to our firm under the heading “Experts” in the prospectus.

Very truly yours,

/s/ Michael F. Cronin
Michael F. Cronin Certified Public Accountant

Date: August 3, 2006